Exhibit 99.1	GRACO INC.
P.O. Box 1441
Minneapolis, MN
55440-1441
NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, January 30, 2023	Financial Contact: David Lowe, 612-623-6456 Media Contact: Laura Evanson, 612-656-7435 Laura_L_Evanson@graco.com

Graco Reports Record Quarter and Annual Sales and Operating Earnings
Process and Industrial Segments Contribute to 2022 Performance

MINNEAPOLIS (January 30, 2023) – Graco Inc. (NYSE: GGG) today announced results for the fourth quarter ended December 30, 2022.

Summary
$ in millions except per share amounts

	Three Months Ended			Twelve Months Ended
	Dec 30, 2022	Dec 31, 2021	% Change	Dec 30, 2022	Dec 31, 2021	% Change
Net Sales	$555.0	$539.6	3%	$2,143.5	$1,987.6	8%
Operating Earnings	152.5	144.6	5%	572.7	531.3	8%
Net Earnings	126.2	120.3	5%	460.6	439.9	5%
Diluted Net Earnings per Common Share	$0.74	$0.69	7%	$2.66	$2.52	6%

Adjusted (non-GAAP): (1)
Net Earnings, adjusted	$124.3	$115.8	7%	$455.5	$425.7	7%
Diluted Net Earnings per Common Share, adjusted	$0.73	$0.66	11%	$2.63	$2.44	8%
(1) Excludes impacts of excess tax benefits from stock option exercises, prior year non-recurring tax provision adjustments and a prior year pension settlement loss. See Financial Results Adjusted for Comparability below for a reconciliation of adjusted non-GAAP financial measures to GAAP.
•Net sales for the quarter increased 3 percent, including 6 percentage points of organic sales growth and 1 percentage point of sales growth from acquired operations, partially offset by 4 percentage points of currency translation headwinds. There were 14 weeks in the fiscal fourth quarter of 2021 compared to 13 weeks in 2022.
•The gross profit margin rate declined approximately 2 percentage points for the quarter as strong realized pricing was offset by higher product costs and unfavorable changes in currency translation rates.
•Total operating expenses decreased 7 percent due to lower sales and earnings-based expenses and changes in currency translation rates.
•Expense leverage offset the effects of lower gross profit margin rates for the quarter and drove an increase in operating earnings as a percentage of sales.

"Graco reported record results in 2022 with annual growth in all reportable segments and regions on an organic, constant currency basis," said Mark Sheahan, Graco's President and CEO.  "While the year was challenging, our people persevered and handled both commercial and operational hurdles in typical Graco

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fashion. I am proud of the work our teams have done and want to thank our employees, customers and vendors for another year of growth and success."

Consolidated Results

Changes in currency translation rates reduced sales and net earnings by approximately $23 million and $12 million, respectively, for the quarter and $66 million and $31 million, respectively, for the year.

Net sales for the quarter increased 3 percent from the comparable period last year (7 percent at consistent translation rates). Sales increased 5 percent in the Americas, 1 percent in EMEA (up 12 percent at consistent translation rates), and were flat in Asia Pacific (up 10 percent at consistent translation rates). Sales for the year increased 8 percent (12 percent at consistent translation rates). Sales increased 11 percent in the Americas, 10 percent in Asia Pacific (16 percent at consistent translation rates) and decreased 3 percent in EMEA (up 7 percent at consistent translation rates). Sales from acquired operations contributed approximately $3 million (1 percentage point) to the fourth quarter and $11 million (1 percentage point) to the year.

Gross profit margin rates decreased 2 percentage points for the quarter and 3 percentage points for the year from the comparable periods last year. Realized pricing was unable to offset higher product costs and the adverse impacts of changes in currency translation rates.

Total operating expenses for the quarter decreased $10 million (7 percent) compared to the fourth quarter last year. Reductions of $7 million from lower sales and earnings-based expenses and $5 million from the impact of currency translation were partially offset by volume and rate related increases. Operating expenses for the year decreased $18 million compared to last year. Reductions of $16 million from lower sales and earnings-based expenses and $14 million from the impact of currency translation were partially offset by $3 million of allowances for credit losses on customer receivables in Russia and volume and rate related increases.

Other expense decreased $15 million for the quarter and $16 million for the year. Other expense in the fourth quarter of 2021 included a non-cash pension settlement loss of $12 million in connection with the transfer of certain pension obligations to an insurance company.

The effective income tax rate was 18 percent for the quarter and 19 percent for the year, up approximately 11 and 6 percentage points, respectively, from the comparable periods last year. Adjusted to exclude non-recurring foreign tax benefits and the impact of excess tax benefits related to stock option exercises (see Financial Results Adjusted for Comparability below), the effective income tax rate was approximately 19 percent for both the quarter and year, 1 percentage point higher than the comparable periods last year due to the unfavorable effects of foreign earnings taxed at higher rates than the U.S.

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Segment Results

Management assesses performance of segments by reference to operating earnings excluding unallocated corporate expenses. For a reconciliation of segment operating earnings to consolidated operating earnings, refer to the segment information table included in the financial statement section of this release. Certain measurements of segment operations are summarized below:

	Three Months			Twelve Months
	Industrial	Process	Contractor	Industrial	Process	Contractor
Net Sales (in millions)	$190.2	$130.2	$234.6	$649.3	$495.1	$999.1
Percentage change from last year
Sales	10%	15%	(7)%	8%	25%	1%
Operating earnings	14%	27%	(8)%	16%	34%	(6)%
Operating earnings as a percentage of sales
2022	37%	25%	25%	36%	25%	25%
2021	35%	23%	25%	33%	23%	27%

Components of net sales change by geographic region for the Industrial segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	5%	0%	(1)%	4%	13%	0%	(1)%	12%
EMEA	30%	0%	(13)%	17%	15%	0%	(12)%	3%
Asia Pacific	20%	0%	(11)%	9%	14%	0%	(6)%	8%
Consolidated	17%	0%	(7)%	10%	14%	0%	(6)%	8%

The Industrial segment experienced solid growth in all regions for the quarter and year. Increases in finishing system sales drove a double-digit percentage increase in EMEA and Asia Pacific for the quarter. The operating margin rate increased for both the quarter and year as strong realized pricing and expense leverage more than offset higher product costs and the adverse impacts of currency translation.

Components of net sales change by geographic region for the Process segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	17%	4%	(1)%	20%	22%	3%	0%	25%
EMEA	23%	1%	(9)%	15%	22%	1%	(8)%	15%
Asia Pacific	11%	0%	(7)%	4%	34%	0%	(5)%	29%
Consolidated	16%	3%	(4)%	15%	25%	2%	(2)%	25%

The Process segment had double-digit sales growth in all product applications for the quarter and year. Acquired operations contributed 3 percentage points of growth to the quarter and 2 percentage points to the year. The operating margin rate for this segment increased 2 percentage points for the quarter and year as increased volume and expense leverage offset higher product costs and the adverse impacts of currency translation.

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Components of net sales change by geographic region for the Contractor segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	(1)%	0%	0%	(1)%	7%	0%	(1)%	6%
EMEA	(10)%	0%	(9)%	(19)%	(6)%	1%	(9)%	(14)%
Asia Pacific	(17)%	0%	(8)%	(25)%	0%	0%	(6)%	(6)%
Consolidated	(4)%	0%	(3)%	(7)%	4%	0%	(3)%	1%

Contractor segment sales decreased 7 percent for the quarter due to softening demand in all regions. Sales increased 1 percent for the year primarily due to North American construction markets. Price realization and expense leverage offset the impact of higher product costs for the quarter, which resulted in a consistent operating margin rate compared to last year. For the year, the operating margin rate decreased 2 percentage points primarily due to higher product costs and the adverse impacts of currency translation.

Outlook

"As we head into 2023, order rates and business tempo will be closely monitored and we are cautiously optimistic that Graco will see sales growth on a full-year basis," said Sheahan. "We are initiating a revenue outlook for the year of low single-digit growth on an organic, constant currency. Our core growth strategies of developing new products, expanding distribution, seeking adjacent markets and pursuing strategic acquisitions will help our growth prospects this year and in the future."

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Financial Results Adjusted for Comparability

Excluding the impacts of excess tax benefits from stock option exercises, prior year non-recurring tax provision adjustments and a prior year pension settlement loss presents a more consistent basis for comparison of financial results. A calculation of the non-GAAP measurements of adjusted income taxes, effective income tax rates, net earnings and diluted earnings per share follows (in millions except per share amounts):

	Three Months Ended		Twelve Months Ended
	Dec 30, 2022	Dec 31, 2021	Dec 30, 2022	Dec 31, 2021
Earnings before income taxes	$154.0	$129.3	$565.7	$508.5
Pension settlement loss	—	12.0	—	12.0
Earnings before income taxes, adjusted	$154.0	$141.3	$565.7	$520.5

Income taxes, as reported	$27.8	$9.0	$105.1	$68.6
Pension settlement tax effect	—	2.5	—	2.5
Excess tax benefit from option exercises	1.9	2.7	5.1	11.5
Other non-recurring tax benefit	—	11.3	—	12.2
Income taxes, adjusted	$29.7	$25.5	$110.2	$94.8

Effective income tax rate
As reported	18.1%	7.0%	18.6%	13.5%
Adjusted	19.3%	18.1%	19.5%	18.2%

Net Earnings, as reported	$126.2	$120.3	$460.6	$439.9
Pension settlement loss, net of tax	—	9.5	—	9.5
Excess tax benefit from option exercises	(1.9)	(2.7)	(5.1)	(11.5)
Other non-recurring tax benefit	—	(11.3)	—	(12.2)
Net Earnings, adjusted	$124.3	$115.8	$455.5	$425.7

Weighted Average Diluted Shares	171.4	174.9	172.9	174.5
Diluted Earnings per Share
As reported	$0.74	$0.69	$2.66	$2.52
Adjusted	$0.73	$0.66	$2.63	$2.44

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Cautionary Statement Regarding Forward-Looking Statements

The Company desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. From time to time various forms filed by our Company with the Securities and Exchange Commission, including our Form 10-K, Form 10-Qs and Form 8-Ks, and other disclosures, including our overview report, press releases, earnings releases, analyst briefings, conference calls and other written documents or oral statements released by our Company, may contain forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. All forecasts and projections are forward-looking statements. Forward-looking statements are based upon currently available information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed due to the impact of changes in various factors. These risk factors include, but are not limited to: the impact of the COVID-19 pandemic on our business; Russia's invasion of Ukraine, and the sanctions and actions taken against Russia and Belarus in response to the invasion; economic conditions in the United States and other major world economies; our Company’s growth strategies, which include making acquisitions, investing in new products, expanding geographically and targeting new industries; changes in currency translation rates; the ability to meet our customers’ needs and changes in product demand; supply interruptions or delays; security breaches; new entrants who copy our products or infringe on our intellectual property; risks incident to conducting business internationally; catastrophic events; changes in laws and regulations; compliance with anti-corruption and trade laws; changes in tax rates or the adoption of new tax legislation; the possibility of asset impairments if acquired businesses do not meet performance expectations; political instability; results of and costs associated with litigation, administrative proceedings and regulatory reviews incident to our business; our ability to attract, develop and retain qualified personnel; the possibility of decline in purchases from a few large customers of the Contractor segment; variations in activity in the construction, automotive, mining and oil and natural gas industries; and the impact of declines in interest rates, asset values and investment returns on pension costs and required pension contributions. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2021 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors. These reports are available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A might prove important to the Company’s future results. It is not possible for management to identify each and every factor that may have an impact on the Company’s operations in the future as new factors can develop from time to time.

Conference Call

Graco management will hold a conference call, including slides via webcast, with analysts and institutional investors on Tuesday, January 31, 2023, at 11 a.m. ET, 10 a.m. CT, to discuss Graco’s fourth quarter results.

A real-time listen-only webcast of the conference call will be broadcast by Nasdaq. Individuals can access the call and view the slides on the Company’s website at www.graco.com. Listeners should go to the website at least 15 minutes prior to the live conference call to install any necessary audio software.

About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure,

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control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 30, 2022	Dec 31, 2021	Dec 30, 2022	Dec 31, 2021
Net Sales	$555,045	$539,619	$2,143,521	$1,987,608
Cost of products sold	282,229	265,062	1,086,082	953,659
Gross Profit	272,816	274,557	1,057,439	1,033,949
Product development	21,259	18,912	80,008	79,651
Selling, marketing and distribution	64,491	74,094	250,948	271,526
General and administrative	34,558	36,956	153,783	151,449
Operating Earnings	152,508	144,595	572,700	531,323
Interest expense	1,342	2,759	9,897	10,215
Other expense (income), net	(2,815)	12,612	(2,921)	12,643
Earnings Before Income Taxes	153,981	129,224	565,724	508,465
Income taxes	27,789	8,992	105,079	68,599
Net Earnings	$126,192	$120,232	$460,645	$439,866
Net Earnings per Common Share
Basic	$0.75	$0.71	$2.73	$2.59
Diluted	$0.74	$0.69	$2.66	$2.52
Weighted Average Number of Shares
Basic	167,706	170,164	168,952	169,635
Diluted	171,406	174,910	172,893	174,526

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Dec 30, 2022	Dec 31, 2021	Dec 30, 2022	Dec 31, 2021
Net Sales
Industrial	$190,171	$173,504	$649,347	$602,376
Process	130,231	112,836	495,114	397,626
Contractor	234,643	253,279	999,060	987,606
Total	$555,045	$539,619	$2,143,521	$1,987,608
Operating Earnings
Industrial	$69,503	$60,977	$231,298	$199,856
Process	33,161	26,114	122,344	91,037
Contractor	57,519	62,838	249,833	266,204
Unallocated corporate (expense)	(7,675)	(5,334)	(30,775)	(25,774)
Total	$152,508	$144,595	$572,700	$531,323

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	Dec 30, 2022	Dec 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$339,196	$624,302
Accounts receivable, less allowances of $7,000 and $3,900	346,010	325,132
Inventories	476,790	382,301
Other current assets	43,624	31,886
Total current assets	1,205,620	1,363,621
Property, Plant and Equipment, net	607,609	451,061
Goodwill	368,171	356,255
Other Intangible Assets, net	137,507	149,740
Operating Lease Assets	29,785	30,046
Deferred Income Taxes	57,090	55,786
Other Assets	33,118	36,689
Total Assets	$2,438,900	$2,443,198
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes payable to banks	$20,974	$43,489
Current portion of long term debt	—	75,000
Trade accounts payable	84,218	78,432
Salaries and incentives	63,969	82,941
Dividends payable	39,963	35,771
Other current liabilities	190,793	191,159
Total current liabilities	399,917	506,792
Long-term Debt	75,000	75,000
Retirement Benefits and Deferred Compensation	61,672	106,897
Operating Lease Liabilities	21,057	23,527
Deferred Income Taxes	9,443	10,661
Other Non-current Liabilities	12,159	10,978
Shareholders’ Equity
Common stock	167,702	170,308
Additional paid-in-capital	784,477	742,288
Retained earnings	976,851	876,916
Accumulated other comprehensive income (loss)	(69,378)	(80,169)
Total shareholders’ equity	1,859,652	1,709,343
Total Liabilities and Shareholders’ Equity	$2,438,900	$2,443,198

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended
	Dec 30, 2022	Dec 31, 2021
Cash Flows From Operating Activities
Net Earnings	$460,645	$439,866
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	65,997	59,325
Deferred income taxes	(9,997)	(46,572)
Share-based compensation	24,695	24,931
Change in
Accounts receivable	(29,944)	(13,801)
Inventories	(95,691)	(97,780)
Trade accounts payable	4,195	12,397
Salaries and incentives	(18,442)	29,089
Retirement benefits and deferred compensation	(18,674)	1,219
Other accrued liabilities	(4,191)	51,342
Other	(1,199)	(3,120)
Net cash provided by operating activities	377,394	456,896
Cash Flows From Investing Activities
Property, plant and equipment additions	(201,161)	(133,566)
Acquisition of businesses, net of cash acquired	(25,296)	(19,386)
Other	(362)	(347)
Net cash used in investing activities	(226,819)	(153,299)
Cash Flows From Financing Activities
Borrowings on short-term lines of credit, net	(18,252)	20,497
Payments on long-term debt	(75,000)	(70)
Payments of debt issuance costs	—	(1,422)
Common stock issued	35,619	50,963
Common stock repurchased	(233,426)	—
Taxes paid related to net share settlement of equity awards	(1,219)	—
Cash dividends paid	(142,125)	(127,110)
Net cash used in financing activities	(434,403)	(57,142)
Effect of exchange rate changes on cash	(1,278)	(1,062)
Net increase (decrease) in cash and cash equivalents	(285,106)	245,393
Cash and Cash Equivalents
Beginning of year	624,302	378,909
End of year	$339,196	$624,302

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